Exhibit 10.1

Equity Purchase Agreement

by and among

Heilongjiang Feihe Dairy Co., Limited and
Jinyan Ma
(collectively, “Sellers”)

and

Haerbin City Ruixinda Investment Company Ltd.
(“Purchaser”)

in relation to

Heilongjiang Feihe Kedong Feedlots Co., Limited and
Heilongjiang Feihe Gannan Feedlots Co., Limited
(collectively, “Companies”)

August 1, 2011

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (the “Agreement”) is entered into as of August 1, 2011 by and among:

Heilongjiang Feihe Dairy Co., Limited, a wholly foreign owned enterprise duly organized and existing under the Laws of the People’s Republic of China (the “PRC” or “China”) with the registered address at Kedong County, Qiqihaer City, Heilongjiang Province, China, and Leng Youbin as its legal representative (“Feihe”);

Jinyan Ma, a PRC Citizen with the PRC identification card number 232602196306223619 and residence at group 8, Wei 1,Qingxiang Street, Kedong town, Kedong Country, Heilongjiang Province, PRC  (Jinyan Ma and Feihe are hereinafter collectively referred to as “ Sellers”);

Haerbin City Ruixinda Investment Company Ltd., a limited liability company duly organized and existing under the Laws of the PRC, with its registered address at Room B505,3# Kegongmao, Yellow River Road, Nangang District, Haerbin, registration number is 230100100046085(1-1) and its legal representative is Shuxia Li (“Purchaser”);

Heilongjiang Feihe Kedong Feedlots Co., Limited, a limited liability company duly organized and existing under the Laws of the PRC, with its registered Capital being RMB76,520,000 (capital contribution by Feihe is RMB74,620,000; capital contribution by Jinyan Ma is RMB1,900,000), registered address at Qingxiang Street, Kedong town, Kedong country, Heilingjiang Province, registration number being 230230100000170 and Jinyan Ma as its legal representative (“Feihe Kedong”)

Heilongjiang Feihe Gannan Feedlots Co., Limited, a limited liability company duly organized and existing under the Laws of the PRC with its registered Capital being RMB38,000,000 (capital contribution by Feihe is RMB36,100,000; capital contribution by Jinyan Ma is RMB1,900,000), registered address at Fanrong Street, Gannan country, Heilingjiang Province, registration number being 230225100005848 and Jinyan Ma as its legal representative (“Feihe Gannan”, Feihe Gannan and Feihe Kedong are hereinafter collectively referred to as “Companies”).

Each of Purchaser, Sellers and the Companies is referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Sellers collectively own legally and beneficially all of the outstanding share capital of the Companies as more specifically set forth in Schedule I attached hereto (“Equity Interests”);

WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, 100% of the outstanding Equity Interests of the Companies for the Cash Consideration and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Certain definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Article 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“AIC” means the State Administration for Industry and Commerce of the PRC and its local counterparts.

“Beijing Arbitration Commission” means the Arbitration Commission of Beijing (“北京市仲裁委员会”).

“Business Day” means any day of the year on which national banking institutions in China are open to the public for conducting business and are not required or authorized to close.

“Closing” has the meaning ascribed to it in Article 2.2.

“Closing Date” has the meaning ascribed to it in Article 2.2.

“Contract” means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, or license.

“Company Contracts” means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, or license relating to the Companies under this Agreement.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether central, provincial, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

“Law” means any foreign, central government, provincial government or local law, statute, code, ordinance, rule or regulation.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Companies and their Subsidiaries.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“PRC” means the People’s Republic of China, which for purposes of this Agreement does not include the Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan.

“Purchaser Documents” means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, or license relating to Purchaser under this Agreement.

“Seller Documents” means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, or license relating to Sellers under this Agreement.

1.2           Other Definitional and Interpretive Matters.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)           Calculation of Time Period.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b)           Currency.  Any reference in this Agreement to RMB shall mean the lawful currency of the PRC.  Any reference in this Agreement to US$ or Dollar shall mean the lawful currency of the United States of America.

(c)           Exhibits/Schedules.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  If the terms are used but not otherwise defined in any Exhibit and Schedule, such terms shall be interpreted according to the definitions herein.

1.3           The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
SALE AND PURCHASE OF EQUITY INTERESTS, CONSIDERATION; CLOSING

2.1           Sale and Purchase of Equity Interests.  Upon the terms and subject to the conditions contained herein, Sellers agree to sell to Purchaser, free and clear of any and all Liens, and Purchaser agrees to purchase from Sellers, the Equity Interests.

2.2           Cash consideration.  The aggregate consideration to be paid by Purchaser to Sellers for the Equity Interests shall be RMB849,025,724.57 payable in cash (the “Cash Consideration”).  Calculation of Cash Consideration has taken into account of (i) the sum of the registered capital of Companies being RMB114,520,000; (ii) debts the Companies owed to Feihe at the amount of RMB734,505,724.57.  The Parties agree that Purchaser shall pay the Cash Consideration in the following manner:

(a)           Upon the earlier of: (i) completion by Purchaser of due diligence on the Companies or (ii) the date that is sixty (60) days upon execution of this Agreement, Purchaser shall pay RMB114,520,000 (“Initial Payment”) to Sellers.  The Initial Payment that Feihe and Jinyan Ma are entitled to receive are calculated in accordance with the proportion of their respective equity in the Companies as set forth in Schedule 1 (RMB110,720,000 shall be paid to Feihe, and RMB3800,000 shall be paid to Jinyan Ma).

(b)           Within three (3) Business Days after Purchaser makes the Initial Payment to Sellers, Purchase and Sellers shall submit application to amend the registration with AIC in Kedong County and Gannan Tietan Autonomous Region respectively in relation to the sale and purchase of Equity Interests contemplated hereunder (“Closing”, the date for completion of the registration amendment above is considered as “Closing Date”).

(c)           The Parties agreed that the remaining payment of RMB734,505,724.57 (“Second Payment”) is considered as a loan extended to Purchaser by Feihe; unless the payment obligations of the Companies have been fulfilled in accordance with Article 2.2(d), otherwise the loan, after deducting any amount has been paid to Feihe by the Companies, shall be paid back by the Purchaser by the end of the 18th month after the Closing Date, together with a compounded 5% annual interest starting from the date of any breach of the Second Payment obligation.  The repayment of the loan to Feihe under this Article 2.2(c) is in addition to any other remedy that Feihe may have under this Agreement.

(d)           The Sellers and Companies hereby agree that Purchaser transfers its obligation of the Second Payment to the Companies immediately after the Closing Date; and Purchaser shall procure the Companies to provide Feihe raw milk valued at RMB122,417,620.76 each quarter (for Feihe Gannan, raw milk valued at RMB72,066,908 per quarter; for Feihe Kedong, raw milk valued at RMB50,350,712.76 per quarter) in the following 18 months immediately after the Closing Date.  If the value of the raw milk provided by the Companies each quarter is less than RMB122,417,620.76, the Companies shall severally and jointly make up the shortfall to Feihe in cash immediately thereafter.

(e)           Sellers’ bank account information are as follows：

Feihe:
Account holder: Heilongjiang Feihe Diary Co., Ltd.
Name of bank: China Construction Bank, Keshan Branch
Account number: [___]

Jinyan Ma:
Account holder: [___]
Name of bank: [___]
Account number: [___]

(f)           By the time the Parties apply for the registration amendment of sale and purchase of Equity Interests with AIC, the Parties shall sign applicable equity purchase agreements in a format as requested by the AIC.  However, such agreements should be in accordance with the intention of this Agreement and this Agreement shall prevail among the Parties.

2.3           Payment of the cash consideration.

(a)           Purchaser shall pay Sellers the Initial Payment and the Second Payment in accordance with Article 2.2.

(b)           Sellers shall provide bank details to Purchaser after this Agreement is signed, so that the Purchaser can manage the Initial Payment to Sellers in accordance with Article 2.2(a).  Immediately following the receipt of the Initial Payment, Sellers shall on the even date issue a letter of confirmation to Purchaser (“Initial Payment Confirmation”).

(c)           Feihe shall at each quarter issue a letter of confirmation to Purchaser (“Second Payment Installment Confirmation”) on the even date of receiving the raw milk valued at RMB122,417,620.76 from the Companies.

(d)           Initial Payment Confirmation and Second Payment Installment Confirmation shall be the final and conclusive evidence that the Purchaser has fulfilled its payment obligation hereunder.

 ARTICLE III
SELLERS’ REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS

Sellers hereby jointly and severally represent to Purchaser that:

3.1           Organization and Good Standing.  Feihe is a limited liability company duly organized, validly existing and in good standing under the laws of PRC, and has all requisite power and authority to own, lease and operate its properties and to carry on its business.  Jinyan Ma is a natural person with full civil rights and civil capacity under laws of PRC.

3.2           Execution, Authorization and Validity.  Each of the Sellers has full legal power and authorization to execute and deliver this Agreement and each other agreement, document, or instrument or certificate to be delivered by such Seller as contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Seller Documents have been duly and validly executed and delivered by each of the Sellers and, assuming due authorization, execution and delivery by the Purchaser, constitute a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms.

3.3           Conflicts; Consents of Third Parties.

(a)           None of the execution and delivery by either of the Sellers of this Agreement or Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) articles of association of Sellers, or any similar organization files (ii) any Contract, or Permit to which such Seller is a party or by which any of the properties or assets of such Seller are bound; (iii) any Order of any Governmental Body applicable to such Seller or by which any of the properties or assets of such Seller are bound; or (iv) any applicable Law, except in each case where such Contracts, Orders or applicable Law are adopted or otherwise take effect after the Closing or where such violation or default arises from actions or omissions by any Person other than such Seller.

(b)           No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of either of the Sellers in connection with the execution and delivery of this Agreement, the Seller Documents, the compliance by such Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

3.4           Ownership and Transfer of Equity Interests.  Sellers are the true and lawful owners of the Equity Interests, free and clear of any Liens.  Sellers have the right and capacity to sell, transfer, assign and deliver such Equity Interests as provided in this Agreement, and such delivery will convey to Purchaser the good and marketable Equity Interests, free and clear of any Liens.

ARTICLE IV
SELLERS’ REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANIES

Sellers hereby jointly and severally represent to Purchaser that：

4.1           Organization and Good Standing.  The Companies both are limited liability companies duly organized in substance and procedure in accordance with the laws of the PRC, validly existing and in good standing under the laws of the PRC and have all requisite power and authority to own, lease and operate their properties and to carry on their business as now conducted and as currently proposed to be conducted.

4.2           Authorization of Agreement.  The Companies have all requisite power, authority and legal capacity to execute and deliver this Agreement and each agreement, document, or instrument or certificate to be delivered by the Companies as contemplated by this Agreement or to be executed by the Companies in connection with the transactions contemplated by this Agreement (the “Company Documents”), to perform their obligations under this Agreement and the Company Documents and to consummate the transactions contemplated hereby and thereby.  The Companies have taken all required actions to authorize and approve the execution, delivery and performance of this Agreement and each of the Company Documents and the consummation of the transactions contemplated hereby and thereby.

4.3           Conflicts; Consents of Third Parties.  None of the execution and delivery by the Companies of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Companies with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) of (i) the articles of association; (ii) any Contract, or Permit to which each of the Companies is a party or by which any of the properties or assets of such Company is bound; (iii) any Order applicable to the Companies or any of their properties or assets; or (iv) any applicable Law.

4.4           Capitalization.  The registered capitals with respect to all of the Equity Interests in the Companies have been fully paid up.  Such Equity Interests were issued to Sellers not in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights.  All of the Equity Interests in the Companies are owned of record by Sellers.

4.5           Corporate Records.  The Companies have delivered to Purchaser true, correct, current and complete copies of their business licenses and articles of association or comparable organizational documents of the Companies or any of their Subsidiaries in each case as amended and in effect on the due date hereof, including all amendments thereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes to Sellers the representations and warranties as follows:

5.1           Organization and Good Standing.  Purchaser is a company duly established, validly existing and in good standing under the RPC laws and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

5.2           Authorization of Agreement.  Purchaser has full requisite power, authority and legal capability to execute and deliver this Agreement, and each other agreement, document, instrument or certificate to be delivered by Purchaser as contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby.  Purchaser has taken all requisite actions to duly authorize and approve the execution, delivery and performance by Purchaser of this Agreement, and each Purchaser Documents and the consummation of the transactions contemplated hereby and thereby.  This Agreement and the Purchaser Documents have been duly and validly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Companies and Sellers, constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms.

5.3           Conflicts; Consents of Third Parties.

(a)           None of the execution and delivery by Purchaser of this Agreement and the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the articles of association or comparable organizational documents of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser is bound; (iii) any Order of any PRC or foreign Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser is bound; or (iv) any applicable Law, except in each case where such organizational documents, Contracts, Permits, Orders or applicable Law are adopted or otherwise take effect after the Closing or where such violation or default arises from actions or omissions by any Person other than Purchaser.

(b)           No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

ARTICLE VI
COVENANTS

6.1           Conduct of the Business Prior to the Closing.

Prior to the Closing, except as otherwise contemplated by this Agreement or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Companies shall (and shall cause its Subsidiaries to):

(a)           conduct the respective businesses of the Companies and their Subsidiaries only in the Ordinary Course of Business;

(b)           use their commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Companies and their Subsidiaries, and (B) preserve the present relationships with customers and suppliers of the Companies and their Subsidiaries;

(c)           maintain all of the assets and properties of, or used by, the Companies and their Subsidiaries in their current condition, ordinary wear and tear excepted;

(d)           comply with all material respects with all applicable Laws, including regulation of quality control and safety instructions; and

(e)           not transfer, issue, sell or dispose of any shares of capital stock or other securities of the Companies.

6.2           Conduct of Business after the Closing

After the Closing, except with the prior written consent of Feihe, the Companies shall (and shall cause their Subsidiaries to):

(a)           conduct the respective businesses of the Companies and their Subsidiaries only in the Ordinary Course of Business;

(b)           maintain the Companies conduct their ordinary business, organization and reputation;

(c)           maintain the existing relationship between the clients and suppliers of the Companies, in order to fulfill obligations to provide raw milk to Feihe according to this Agreement;

(d)           maintain all of the assets and properties of, or used by, the Companies and their Subsidiaries in their current condition, ordinary wear and tear excepted;

(e)           comply with all material respects with all applicable Laws, including regulation of quality control and safety instructions; and

(f)           the Companies shall not transfer, issue, sell or dispose of any shares of capital stock or other securities of the Companies.

6.3           PRC Governmental Consents and Approvals.  Unless otherwise provided herein, the Parties shall each use their best efforts to obtain at the earliest practical date such consents, waivers, approvals, Orders, Permits, authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Bodies which are required to consummate, or are required in connection with, the transactions contemplated by this Agreement.

6.4           Financial supervision.  Mr. Shenghui Liu shall be appointed as the Companies’ financial supervisor immediately after the Closing Date; Mr. Shenghui Liu shall have all the right to review and to inspect the financial statements as well as any other financial matters of the Companies.  Sellers shall have the right to replace Mr. Shenghui Liu and make new appointment of this position.  Purchaser and the Companies shall consent and cooperate without any conditions.

6.5           Directors.  Sellers have the right to reserve one director in each of the Companies (“Supervision Director”).  Mr. Hua Liu shall be appointed as Supervision Director of each of the Companies.  Sellers have the exclusive right to remove this Supervision Director.  Purchaser and the Companies shall consent and coordinate the relevant documentations without any conditions.  The Companies shall need approval of the Supervision Director with respect to the following matters:

(a)           each of the Companies’ assets disposition, external investment, loans, deposit, warranty and guarantees over the amount of RMB 100,000;

(b)           contracts above the amount of RMB 100,000 each of the Companies will conclude; and

(c)           any other matters may influence the Companies to fulfill their payment and exclusive raw milk supply obligations under this Agreement.

6.6           During the period before the Closing Date and the full receipt of the equity purchase, Mr. Shenghui Liu shall have the right to keep the following subjects, the usage of which will need the signature of Mr. Shenghui Liu:

(a)           the companies’ stamps including but not limited to seal, financial seal, contract seal;

(b)           bank accounts’ signature cards, internet login passwords of the Companies;

(c)           the Companies’ important documentations including but not limited to Tax Registration Certificates, bank accounts opening permits, organization code certificates and credit cards; and

(d)           financial and accounting books and other books of the Companies.

ARTICLE VII
CONDITIONS TO CLOSING

7.1           Conditions Precedent to Obligations of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the conditions precedent (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable law):

(a)           the representations and warranties of the other Parties set forth hereunder in Articles III and IV shall be true and correct in all material respects as of the date hereof; and

(b)           there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

7.2           Conditions Precedent to Obligations of Sellers.  The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the conditions precedent (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable Law);

(a)           this Agreement has been duly signed by the Parties;

(b)           Purchaser shall have paid the Initial Payment;

(c)           in order to fulfill the Second Payment, the Companies and Sellers shall have signed the Raw Milk Exclusive Supply Agreement (attached hereto as Appendix 1); Purchaser and the Companies shall have signed the Asset Mortgage Agreement (attached hereto as Appendix 2) in respect of their respectively owned assets with Feihe; and the related  mortgage registration shall have been completed;

(d)           the representations and warranties of Purchaser hereunder in Article V shall be true and correct as of the Closing Date;

(e)           the other Parties have performed and complied with all obligations and agreements required hereunder to be performed or complied with by them on or prior to the Closing Date; and

(f)           no legal proceedings shall have been instituted or threatened or claim or demand made against any Party or any of her/his/its Affiliates, seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII
INDEMNIFICATION FOR BREACH OF CONTRACT

8.1           Survival of Representations and Warranties.  The representations and warranties of the Parties contained in this Agreement, any certificate delivered pursuant hereto or any Seller Documents, Company Documents or Purchaser Documents shall survive one (1) year after the Closing Date.

8.2           Indemnification.

The Parties hereby agree to indemnify and hold each other harmless from and against any of the following losses:

(a)           losses based upon, attributable to or arising from the failure of any of the representations or warranties made by one Party in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; and

(b)           losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of one Party under this Agreement.

8.3           If Purchaser fails to make the Initial Payment (RMB114,520,000) to Sellers in accordance with Article 2.2(a), in addition to any other remedies available to Sellers, Sellers shall have the right to charge liquidated damages of 5‰ of the amount unpaid on a daily basis, and Sellers shall have the right to terminate this Agreement at any time.

8.4           According to Article 2.2(c), the Companies shall make each installment of the Second Payment before the last day of each quarter.  If the Companies failed to pay any installment of the Second Payment on time, Feihe shall be entitled to charge liquidated damages of 5‰ of the amount unpaid on a daily basis.  The liquidated damages shall not affect the Sellers’ rights under the Asset Mortgage Agreement.

ARTICLE IX
TERMINATION

9.1           Termination of Agreement.  This Agreement shall be terminated prior to the Closing under any of the following circumstances and conditions:

(a)           if Sellers have not received the Initial Payment within sixty (60) days upon execution of this Agreement, then the Sellers shall have the right to terminate this Agreement;

(b)           by written consent of each Party；

(c)           by any Party if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

(d)           by Purchaser or Sellers if the other Parties shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement in any material aspect, or if any representation or warranty of such other Parties shall have become untrue in any material aspect, and such breach is incapable of being cured within thirty (15) days following receipt of a notice sent by the non-breaching Party.

9.2           Procedure Upon Termination.  In the event of termination, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate upon arrival of such notice to the other Party or Parties, and the purchase of the Equity Interests hereunder shall be abandoned, without further action by Purchaser, the Companies or Sellers; if the application of registration amendment has not been filed with the AIC, the Parties shall terminate such application; if the application of registration amendment has been filed with AIC, the Parties shall withdraw the application of registration amendment in written form; if the local registration amendment with AIC has been fulfilled, then the equity should restore to the status before the agreement is signed.

9.3           Effect of Termination.

In the event that this Agreement is validly terminated, each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination (other than any indemnification liability arising from Article VIII hereof); provided, however, that the obligations of the Parties set forth in Article VIII, Article 9.3 and Article X hereof shall survive any such termination and shall be enforceable hereunder.

ARTICLE X
MISCELLANEOUS

10.1           Effectiveness.  This Agreement shall come into effect and be binding on the Parties upon execution of this Agreement by the Parties.

10.2           Expenses.  Except as otherwise provided in this Agreement, Sellers and Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Companies bear any of such costs and expenses.

10.3           Dispute Resolution.

(a)           Except as otherwise expressly provided herein, any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be submitted to Beijing Arbitration Commission in accordance with the Arbitration Administration Procedures and the Arbitration Rules of Beijing Arbitration Commission in force on the date when the notice of arbitration is submitted.  The arbitration panel shall consist of three (3) arbitrators.  Purchaser and Sellers shall each select one (1) arbitrator, and a third arbitrator shall be jointly selected by Purchaser and Sellers through mutual agreement.  If no agreement is reached, the third arbitrator shall be appointed by Beijing Arbitration Commission.  Each arbitrator shall be impartial and independent of the Parties and shall have more than ten (10) years’ legal practice experience.  The place of the arbitration shall be in Beijing.  If a translator is needed during the arbitration procedure, Parties shall appoint an impartial official translator that is accepted by Beijing Arbitration Commission.  If Parties can not reach agreement on the appointment of such official translator, Beijing Arbitration Commission shall make such appointment.

(b)           The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.  The costs of arbitration and the costs of enforcing the arbitral award (including witness expenses, attorneys’ fees and the cost of the translator appointed in accordance with Article 10.3(a) above) shall be borne by the losing party, unless otherwise determined by the arbitral award.

(c)           When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to fulfill their respective obligations (and shall be entitled to exercise their rights) under this Agreement。

10.4           Entire Agreement; Amendments and Waivers.  This Agreement (including the schedules and exhibits hereto) represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof (including the Raw Milk Exclusive Supply Agreement and the Asset Mortgage Agreement) and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

10.5           Applicable Law.  This Agreement shall be governed by and construed in accordance with the Laws of the PRC.

10.6           Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by any of the following reputable international overnight courier: EMS, DHL or FEDEX (with written confirmation of receipt) or three (3) Business Days after such dispatch in the case of international deliveries, in each case at the following addresses and facsimile numbers:

If to Sellers, to：

Heilongjiang Feihe Diary Co., Ltd.
16/F, Tower C, Star City International Plaza,
No. 10, Jiu Xian Qiao Road,
Chaoyang District, Beijing, 100016, China
Telephone No:  8610-8457-4688
Fax: 8610－6431－1050
Attention: Hua Liu

Jinyan Ma
16/F, Tower C, Star City International Plaza,
No. 10, Jiu Xian Qiao Road,
Chaoyang District, Beijing, 100016, China
Telephone No:  8610-8457-4688
Fax: 8610－6431－1050
Attention: Jinyan Ma

If to the Companies, to:

Heilongjiang Feihe Kedong Feedlots Co., Limited
Qingxiang Street
Kedong Town
Heilongjiang Province
Telephone:
Fax:
Attention:

Heilongjiang Gannan Feedlots Co., Limited
Fanrong Street
Gannan Town
Heilingjiang Province
Telephone:
Fax:
Attention:

If to Purchaser, to:

Haerbin City Ruixinda Investment Company Ltd.
Address:
Telephone:
Fax:
Attention:

Deliveries between PRC (excluding Hong Kong, Macao and Taiwan) and Hong Kong shall be deemed as international deliveries.

10.7           Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8           Binding Effect; Assignment.  Unless this Agreement is otherwise terminated pursuant to Article 9.1, the obligations of the Sellers and Purchaser under this Agreement shall not be rescinded.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as otherwise provided in this Agreement, this Agreement shall not create or deemed to create any third party benefit for any individual or entity who is not a Party hereto.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other Parties hereto and any attempted assignment without the required consents shall be void.

10.9           Counterparts.  This Agreement is written and executed in Chinese and English.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of August 1, 2011.

Purchaser:

Haerbin City Ruixinda Investment Company Ltd.

By:	/s/

Name:

Title:

Sellers:

Heilongjiang Feihe Dairy Co., Limited

By:	/s/

Name:

Title:

Jinyan Ma

/s/

Companies:

Heilongjiang Feihe Kedong Feedlots Co., Limited

By:	/s/

Name:

Title:

Heilongjiang Feihe Gannan Feedlots Co., Limited

By:	/s/

Name:

Title:

Schedule 1

EQUITY INTERESTS

Company	Seller	Shareholder Percentage
Heilongjiang Feihe Kedong Feedlots Co., Limited	Heilongjiang Feihe Diary Co., Ltd.	97%
	Jinyan Ma	3%
Heilongjiang Feihe Gannan Feedlots Co., Limited	Heilongjiang Feihe Diary Co., Ltd.	95%
	Jinyan Ma	5%

Appendix 1

Raw Milk Exclusive Supply Agreement

by and among

Heilongjiang Feihe Kedong Feedlots Co., Limited and
Heilongjiang Feihe Gannan Feedlots Co., Limited
(collectively, as “Suppliers”)

and

Haerbin City Ruixinda Investment Company Ltd.
(as “Suppliers Equity Holder”)

and

Heilongjiang Feihe Dairy Co., Limited
(as “Receiver”)

_______, 2011

RAW MILK EXCLUSIVE SUPPLY AGREEMENT

This Raw Milk Exclusive Supply Agreement (the “Agreement”) is entered into as of ___, 2011 by and among:

Heilongjiang Feihe Kedong Feedlots Co., Limited, a limited liability company duly organized and existing under the Laws of the People’s Republic of China (the “PRC” or “China”) with its registered address at Qingxiang Street, Kedong town, Kedong country, Heilingjiang Province, and its register capital being RMB76,520,000 (Capital contribution by Feihe is RMB74,620,000; Capital contribution by Jinyan Ma is RMB1,900,000), its registration number is 230230100000170 and its legal representative is Jinyan Ma (“Feihe Kedong”);

Heilongjiang Feihe Gannan Feedlots Co., Limited, a limited liability company duly organized and existing under the Laws of the PRC with its registered address at Fanrong Street, Gannan country, Heilingjiang Province, and its register capital being RMB38,000,000(Capital contribution by Feihe is RMB36,100,000; Capital contribution by Jinyan Ma is RMB1,900,000), its registration number is 230225100005848 and its legal representative is Jinyan Ma (“Feihe Gannan”, and Feihe Kedong are hereinafter collectively referred to as “Suppliers” or “Companies”);

Heilongjiang Feihe Dairy Co., Limited，a wholly foreign owned enterprise duly organized and existing under the Laws of the PRC with the registered address at Kedong County, Qiqihaer City, Heilongjiang Province, and its legal representative is Leng Youbin (“Feihe” or “Receiver”);

Haerbin City Ruixinda Investment Company Ltd., a limited liability company duly organized and existing under the Laws of the PRC, with its registered address at Room B505, 3# Kegongmao, Yellow River Road, Nangang District, Haerbin, registration number is 230100100046085(1-1) and its legal representative is Shuxia Li (“Suppliers Equity Holder” or “Purchaser”).

Each of Suppliers, Receiver and Suppliers Equity Holder is referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Suppliers, Receiver and Suppliers Equity Holder reached an Equity Purchase Agreement on August 1, 2011.

WHEREAS, under the Equity Purchase Agreement and with the consent of Suppliers and Receiver, Suppliers Equity Holder’s payment obligation (being RMB734,505,724.57) is transferred to Suppliers.  Suppliers have the obligation to provide raw milk valued at RMB122,417,620.76 to Receiver at the beginning of each quarter for a period of 18 months (“Supplying Period”) immediately after the Closing Date.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Equity Purchase Agreement” refers to the Equity Purchase Agreement entered into by and among the Receiver, and Suppliers Equity Holder, the Suppliers on August 1, 2011.

“Receiver” has the meaning ascribed to it in the Preamble.

“Suppliers” has the meaning ascribed to it in the Preamble.

“Suppliers Equity Holder” has the meaning ascribed to it in the Preamble.

“Supplying Period” has the meaning ascribed to it in the Recitals.

Capitalized terms used and not defined under this Agreement shall have the meaning defined under the Equity Purchase Agreement.

“Suppliers” and “Receiver”, in the context of this Agreement, shall include their own agents, heirs, approved legal assignees and a person gets legal approval from those agents, heirs, approved legal assignees.

ARTICLE II
OBLIGATION TRANSFER

2.1           In accordance with the Equity Purchase Agreement and upon mutual agreement among Suppliers and Receiver, Suppliers Equity Holder’s payment obligation, being the amount of RMB734,505,724.57, shall be transferred to Suppliers.

2.2           Suppliers shall have the obligation to provide raw milk valued at RMB122,417,620.76 (for Feihe Gannan, raw milk valued at RMB72,066,908 per quarter; for Feihe Kedong, raw milk valued at RMB50,350,712.76 per quarter) to Receiver at the beginning of each quarter for a period of 18 months immediately after the Closing Date.

ARTICLE III
OBLIGATIONS OF SUPPLIERS

3.1           Guarantee of Raw Milk Value.  Suppliers shall ensure that the value of its quarterly productivity during the Supplying Period shall not be below RMB122,417,620.76.  The value of raw milk should be adjusted based upon monthly market price of raw milk and the floating price of raw milk quality in the place of delivery.

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3.2           Exclusive Supply.  During the Supplying Period, Suppliers shall not provide raw milk to any third party other than Receiver, unless they have reached the target delivery of raw milk valued at RMB122,417,620.76 to Receiver.  After Suppliers have fulfilled their raw milk supply obligation to Receiver under this Agreement, Suppliers shall still have the obligation to exclusively supply raw milk to Receiver so long as Receiver requires supply of raw milk from Suppliers; the exclusive supply of raw milk by the Suppliers to Receiver shall be at the then fair market price for an unlimited time period.

3.3           Raw Milk Quality Assurance.  Raw milk supplied by Suppliers to Receiver should meet the standard of State and the standard provided by relevant laws, regulations and normative documents (“Standard”), and Suppliers shall provide inspection reports or certificates of approval from relevant national functional departments.  Suppliers shall bear all responsibilities for the quality of the supplied raw milk.

3.4           Expenses.  Suppliers shall bear its own expenses incurred in connection with providing raw milk to Receiver, including the transportation expenses.

ARTICLE IV
OBLIGATIONS OF RECEIVER

4.1           Receiver shall arrange raw milk tests within three days upon receiving raw milk supplied by Suppliers.  In the event that the raw milk does not meet the requirements of Receiver, Receiver shall notify Suppliers within three days after Receiver have received the test results.  Suppliers shall arrange adjustments or re-supply the same amount raw milk within three days thereafter.

ARTICLE V
RESPONSIBILITIES OF SUPPLIERS AS EQUITY HOLDER

5.1           Procurement Obligation.  Suppliers Equity Holder shall take all reasonable actions necessary to procure Suppliers to fulfill their respective raw milk exclusive supplying obligations under this Agreement.

ARTICLE VI
LIABILITIES FOR BREACH OF AGREEMENT

6.1           If the supply of raw milk from Suppliers during the Supplying Period valued below RMB 122,417,620.76, Suppliers shall pay cash to Receiver in RMB for the shortfall.

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6.2           In the event that Suppliers failed to supply the raw milk in accordance with Article 2.2, Feihe shall be entitled to charge on the Suppliers a penalty of 5‰ of the amount unpaid on a daily basis.  This penalty shall not affect the Sellers’ rights under the Assets Mortgage Agreement.

6.3           If the testing result from Receiver shows that the raw milk Suppliers provided does not meet the requirements of Receiver, Receiver shall have the right to return raw milk to Suppliers and to require Suppliers to renew the supply; Suppliers shall have no right of objection.  Suppliers shall collect the returned raw milk within 2 days from the notice of the Receiver.  Suppliers shall compensate Receiver all expenses and losses incurred if Suppliers fail to deliver the raw milk within the agreed period.

6.4           Suppliers shall bear all legal responsibilities for the quality of raw milk supplied to Receiver, and shall compensate Receiver for all the losses incurred by such quality issues.

ARTICLE VII
VALIDITY

This Agreement shall take effect on the date of execution.  This Agreement is an attachment to the Equity Purchase Agreement, if the Equity Purchase Agreement fails to be signed or is invalid, then this Agreement shall have no legal validity from the very beginning.

ARTICLE VIII
MISCELLANEOUS

8.1           Transfer.  Suppliers shall not transfer any of their rights or obligations under this Agreement to any other party.

8.2           Dispute Resolution.

(a)           Except as otherwise expressly provided herein, any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be submitted to Beijing Arbitration Commission in accordance with the Arbitration Administration Procedures and the Arbitration Rules of Beijing Arbitration Commission in force on the date when the notice of arbitration is submitted.  The arbitration panel shall consist of three (3) arbitrators.  Suppliers and Receiver shall each select one (1) arbitrator, and the third arbitrator shall be jointly selected by Suppliers and Receiver through mutual agreement.  If no agreement is reached, the third arbitrator shall be appointed by Beijing Arbitration Commission.  Each arbitrator shall be impartial and independent of the Parties and shall have more than ten (10) years’ legal practice experience.  The place of the arbitration shall be in Beijing.  If a translator is needed during the arbitration procedure, Parties shall appoint an impartial official translator that is accepted by Beijing Arbitration Commission.  If Parties can not reach agreement on the appointment of such official translator, Beijing Arbitration Commission shall make such appointment.

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(b)           The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.  The costs of arbitration and the costs of enforcing the arbitral award (including witness expenses, attorneys’ fees and the cost of the translator appointed in accordance with Section 8.2(a) above) shall be borne by the losing party, unless otherwise determined by the arbitral award.

(c)           When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to fulfill their respective obligations (and shall be entitled to exercise their rights) under this Agreement.

8.3           Applicable Law.  This Agreement shall be governed by and construed in accordance with the Laws of the People’s Republic of China.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

5

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of ______, 2011.

Supplier:

Heilongjiang Feihe Kedong Feedlots Co., Limited

By:

Supplier:

Heilongjiang Feihe Gannan Feedlots Co., Limited

By:

Receiver:

Heilongjiang Feihe Dairy Co., Limited

By:

Suppliers Equity Holder:

Haerbin City Ruixinda Investment Company Ltd.

By:

Appendix 2

ASSET MORTGAGE AGREEMENT

by and among

Heilongjiang Feihe Kedong Feedlots Co., Ltd.
Heilongjiang Feihe Gannan Feedlots Co., Ltd.
(Collectively as “Mortgagers”)

and

Heilongjiang Feihe Dairy Co., Ltd.
(as “Mortgagee”)

________, 2011

1

Catalogue

2

ASSET MORTGAGE AGREEMENT

This ASSET MORTGAGE AGREEMENT (the “Agreement”) is entered into as of _______, 2011 by and among:

Mortgager: Heilongjiang Feihe Kedong Feedlots Co., Ltd., a limited liability company duly organized and existing under the Laws of the People’s Republic of China (the “PRC” or “China”) with its registered address at Qingxiang Street, Kedong town, Kedong country, Heilingjiang Province, its registration number being 230230100000170 and its legal representative being Jinyan Ma (“Feihe Kedong”).

Mortgager: Heilongjiang Feihe Gannan Feedlots Co., Ltd., a limited liability company duly organized and existing under the Laws of the PRC with its registered address at Fanrong Street, Gannan country, Heilingjiang Province, its registration number being 230225100005848 and its legal representative being Jinyan Ma (“Feihe Gannan”, and together with Feihe Kedong, hereinafter collectively referred to as the “Companies” or “Mortgagers”).

Mortgagee: Heilongjiang Feihe Dairy Co., Ltd.，a wholly foreign owned enterprise duly organized and existing under the Laws of the PRC with the registered address at Kedong County, Qiqihaer City, Heilongjiang Province, and its legal representative being Leng Youbin (“Feihe” or “Mortgagee”).

The Mortgagee and Mortgagers shall be collectively referred to as “Parties” and individually as a “Party”.
RECITALS

Whereas, Mortgagers, Mortgagee and certain other parties entered into an Equity Purchase Agreement on August 1, 2011.

Whereas, to ensure the full performance of the obligations of the Mortgagers under the Equity Purchase Agreement, mortgagers hereby mortgage its assets to Mortgagee.

NOW THEREFORE, the Parties have reached agreements as follows:

Article I Definition

1.1           Unless otherwise provided in this Agreement, the terms shall have the following meanings:

“Equity Purchase Agreement” shall refer to the Equity Purchase Agreement entered into by the Mortgagers, Mortgagee and certain other parties on August 1, 2011.

“Mortgagee” shall refer to the creditor under the Equity Purchase Agreement, which is Feihe.

    “Mortgagers” shall refer to the debtors under the Equity Purchase Agreement, which are Feihe Kedong and Feihe Gannan.

3

“Collateral” shall refer to the properties and assets listed on the Appendix 1 of this Agreement.

“Value of Collateral” shall refer to the book value of the Collateral at the time of such Collateral being sold.

“Breach of Contract” shall refer to any or all of the events and actions set forth in Article XIII of this Agreement.

1.2              Unless otherwise defined under this Agreement, capitalized terms in this Agreement shall have the meaning ascribed to them in the Equity Purchase Agreement.

Article II Collateral

“Collateral” shall refer to the properties and assets listed in Appendix 1 of this Agreement.

Article III Mortgage

Mortgagers hereby agree to provide to Mortgagee a first priority security on the Collateral.

Article IV Principal Claim and the Term for Mortgagers to Perform the Obligation

4.1              “Principal Claim” refers to the Second Payment under the Equity Purchase Agreement; the total value of the Principal Claim is RMB734,505,724.57.

4.2              The term for Mortgagers to perform their obligation of the Second Payment is 18 months immediately after the Closing Date under the Equity Purchase Agreement.  The repayment shall be that Mortgagers provide to Mortgagee raw milk valued at RMB122,417,620.76 each quarter for the 18 months.

Article V Scope of Mortgage

The scope of mortgage shall cover all the debts of Mortgagers under the Equity Purchase Agreement, including but not limited to the Principal Claim, interest, liquidated damage, indemnification, and other fees (if any) under the Equity Purchase Agreements (collectively, “Secured Debt”).

Article VI Time Limit for Mortgage

The rights of Mortgagee under this Agreement shall survive 2 years after the expiration of the litigation time period for the Secured Debt.

Article VII Register of Mortgage

7.1         Mortgagers shall complete the registration of mortgage in accordance with the relevant laws and regulations prior to the Closing Date under the Equity Purchase Agreement.

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7.2         After paying back the Secured Debt, Mortgagers shall together with Mortgagee cancel the mortgage registration with the competent authority.

Article VIII Representation and Warranty of Mortgagers

8.1           Each of the Mortgagers is duly organized, validly existing and in good standing under the laws of PRC, and has all requisite power and authority to own, lease and operate its properties and to carry on its business;

8.2           Each of Mortgagers is the sole legal and beneficial holder of the Collateral.  Mortgagers have the right to dispose the Collateral respectively without objection from any third party.  The Collateral are not subject to any attachment, detention or any other condition that may affect the rights of the Mortgagee;

8.3           The asset mortgage under this Agreement is not subject to any other third party priority imposed on the Collateral (except as otherwise required by applicable legislation or administrative regulation);

8.4           There is no litigation, arbitration or any other kind of unfavorable administrative process related to the Collateral;

8.5           Mortgagers shall inform Mortgagee by written notice within 3 days in case there is any change of their representations and warranties set forth under this Agreement.

Article IX Obligation of Mortgagers

9.1           Mortgagers shall obey all the laws and regulations in relation to this Agreement.  Mortgagers are obliged to use their best efforts to ensure their property rights in the Collateral.

9.2           Mortgagers are obliged to legally and promptly complete the mortgage registration.  Before the Closing Date under the Equity Purchase Agreement, Mortgagers shall deliver the respective certificate or document of the Collateral to Mortgagee.

9.3           Without the written consent of Mortgagee, Mortgagers shall not dispose any of the Collateral, including but not limited to creating other mortgage on the Collateral after execution of this Agreement.

9.4           Mortgagers are obliged to inform Mortgagee by written notice within 3 days if Mortgagers knows or should have known the occurrence of any litigation, arbitration or administrative process in relation to Mortgagers or the Collateral.

9.5           Mortgagers are obliged to use their best efforts to ensure the security of and to prevent damages on the Collateral.  Mortgagers are also obliged to cooperate with Mortgagee in respect of the review and inspection by the representative appointed by Mortgagee.

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9.6           Mortgagers shall promptly inform Mortgagee of any event or accident, which may affect the value of Collateral (including but not limited to any impairment and loss of the Collateral).  At any time the Mortgagee reasonably believes that the Collateral is insufficient to secure the Secured Debt, Mortgagers shall offer equivalent new property or equity to Mortgagee as Collateral within 10 days upon written requirement of Mortgagee.

Article X Obligation of Mortgagee

10.1           Mortgagee is obliged to cooperate with the mortgage registration together with Mortgagers.

10.2           Within 30 days after paying off the Secured Debt by the Mortgagers, Mortgagee is obliged to deliver certificate, insurance policy and other documents of Collateral under its custody back to Mortgagers and cooperate with Mortgagers in cancelling the registration.  Mortgagers shall be responsible for the fees related thereto.

10.3           Mortgagee is obliged to notify Mortgagers promptly by written notice when the Principle Claim is transferred to a third Party.

Article XI Insurance

11.1           Mortgagers shall purchase insurance for the Collateral based on its appraised value, and the beneficiary of insurance shall be Mortgagee.  Mortgagers shall keep paying insurance expenses until the Secured Debt is paid off.

11.2            Mortgagers shall inform Mortgagee by written notice within 5 days if Mortgagers knew or should have known the occurrence of any insurance accident.  Mortgagers shall be in charge of settlement of the insurance claim.

Article XII Realization of Mortgage

12.1            Upon happening any of the following events:

(a)              Mortgagers failed to perform their repayment obligations under the Equity Purchase Agreement,

(b)              Any of the Mortgagers was legally announced bankruptcy, winding up or dissolution,

(c)              Any breach of the Equity Purchase Agreement or this Agreement by the Mortgagers, or

(d)              The Equity Purchase Agreement is terminated due to reason attributable to Mortgagers,

6

Mortgagers shall pay the Principal Claim within 10 days upon requirement of Mortgagee.  Otherwise, Mortgagee shall have the right to realizing the mortgage in any legal method.

12.2              The income in realization of mortgage under this Agreement shall offset the fees for realization of mortgage, and then shall pay off the Secured Debt; the remaining portion will be returned to Mortgagers or other beneficiaries.

Article XIII Breach of Contract and Liability

13.1                 Any of the conditions below shall be deemed as a Breach of Contract by Mortgagers:

(a)         Any breach of the Equity Purchase Agreement by Mortgagers;

(b)         Value of the Collateral decreased due to the fault of any of the Mortgagers;

(c)         Mortgagers’ insurance obligations under Article X were not fulfilled; or

(d)         Mortgagers disposed or set up mortgage on the Collateral without written consent of Mortgagee.

13.2            Upon the occurrence of any of Breach of Contract set forth in this Agreement, Mortgagee shall be entitled to (not as an obligation), one or more remedies set forth below as indemnification:

(a)	Requiring Mortgagers to provide guarantees equivalent to the decreased value of the Collateral;

(b)	Requiring Mortgagers to pay all the Secured Debt;

(c)	Realizing the mortgage under this Agreement;

(d)	Requiring Mortgagers to indemnify the damages of Mortgagee directly caused by its Breach of Contract.

Article XIV Amendment and Termination

14.1                  Amendment and Termination of this Agreement shall be by mutual written agreements of the Parties.

Article XV Assignment

15.1                This Agreement shall be binding and inure to the benefit of the Mortgagee’s successors and assignees.

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15.2                 Mortgagers shall not assign any of their obligations under this Agreement to a third party without the consent of Mortgagee.

15.3                 Partial of or all the rights of Mortgagee hereunder may be assigned in connection with the assignment of Mortgagee’s rights under the Equity Purchase Agreement; Mortgagers are obliged to amend the registration of Collateral accordingly.  Mortgagee shall notify Mortgagers in writing when exercising its rights under this Article 15.3.

Article XVI Effectiveness and Termination

16.1              This Agreement shall come into effect upon execution by the Parties.

16.2              This Agreement shall been binding on Parties until the Secured Debt is paid off.

Article XVII Dispute Resolution and Governing Law

17.1              The execution, effectiveness, construction, performance, and the resolution of disputes hereunder shall be governed by the PRC laws.

17.2              In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute.  In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may file a lawsuit with a PRC court that has the jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on __________, 2011, in ________(City):

Mortgager:：Heilongjiang Feihe Kedong Feedlots Co., Ltd.

Legal Representative:

(Signature)

Mortgager: Heilongjiang Feihe Gannan Feedlots Co., Ltd.

Legal Representative:

(Signature)

Mortgagee: Heilongjiang Feihe Dairy Co., Ltd.

Legal Representative:

(Signature)

-  -

8

Appendix 1

List of Collateral

Real Estate：

1.	Location: [_____________]

2.	Ownership:[_____________]

3.	Time limit for Land: [_____]

Location of Real Estate	Construction Area (square meter)	Appraised Value (RMB)	Date of Appraisal	Certificate Number

4.	Details:

Details of other Collateral:

Name of property or equity	Appraised Value (RMB)	Date of Appraisal

9

This Appendix shall be deemed as an integral part of this Agreement.

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